Exhibit 10.10

Tribune Company

2013 Equity Incentive Plan

1. Purpose. The purpose of the Tribune Company 2013 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants, and advisors (and prospective directors, officers, employees, consultants, and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Common Stock or the results of operations of the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document, which includes, in addition to the Plan, separate sub-plans (“Sub-Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub-Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub-Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub-Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

“Affiliate” means (i) any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract, or otherwise.

“ASC 718” has the meaning given such term in Section 11 below.

“Award” means, individually or collectively, an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, or an Other Stock-Based Award granted under the Plan.

“Beneficial Owner” (including, with correlative meaning, the term “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) circumstances providing the Company or an Affiliate the ability to terminate a Participant’s employment or service with “cause,” as defined in any employment, consulting, change in control, severance, or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance, or other agreement (or the absence of any definition of “cause” or term of similar meaning therein), (A) the Participant’s failure to follow the lawful instructions of the Board or his direct superiors, in each case other than as a result of his incapacity due to physical or mental illness or injury, which failure has resulted in, or could reasonably be expected to result in, harm (whether financial, reputational, or otherwise) to the Company or an Affiliate, (B) the Participant’s engaging in conduct harmful (whether financially, reputationally, or otherwise) to the Company or an Affiliate, (C) the Participant’s conviction of, or plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that has resulted in or could reasonably be expected to result in harm (whether financial, reputational, or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the written policies of the Company or any of its Affiliates that has resulted in, or could reasonably be expected to result in, harm (whether financial, reputational, or otherwise) to the Company or an Affiliate, (F) the Participant’s fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Company (other than good faith expense account disputes), (G) the Participant’s act of personal dishonesty involving personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate) states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition, through a transaction or series of transactions (other than through a public offering of the Common Stock under the Securities Act or similar law or regulation governing the offering and sale of securities in a jurisdiction other than the United States), by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of common stock of the Company taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(ii) the date upon which individuals who, during any consecutive 24-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least two thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director; provided further, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale, (A) 50% or more of the total voting power of (x) the entity resulting from such Business Combination or the entity that has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted or exchanged pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common stock may be converted or exchanged).

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common stock may be converted or exchanged).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations and other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

“Committee” means the Compensation Committee of the Board or, if no such Compensation Committee exists, the Board.

“Common Stock” means the Class A Common Stock or the Class B Common Stock, as applicable.

“Company” means the Tribune Company, a Delaware corporation, and any successor thereto.

“Data” has the meaning given such term in Section 15(f) below.

“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

“Designated Foreign Subsidiary” means an Affiliate organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

“Disability” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) circumstances providing the Company or an Affiliate the ability to terminate a Participant’s employment or service on account of “disability,” as defined in any employment, consulting, change in control, severance, or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance, or other agreement (or the absence of any definition of “disability” or term of similar meaning therein), a Participant’s total disability meeting any of the following criteria and (to the extent required by Section 409A of the Code) determined in a manner consistent with Section 409A of the Code: (A) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (B) the Participant is determined to be totally disabled by the Social Security Administration, or (C) the Participant is determined to be disabled in accordance with a disability insurance program maintained by the Company.

“Effective Date” means the date the Plan is adopted by the Board.

“Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 below; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto, (ii) director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act, and (iv) any prospective employee, director, officer, consultant, or advisor who has accepted an offer of employment or consultancy from the Company or its

Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he begins employment with or providing services to the Company or its Affiliates); provided, that no such prospective service provider may receive payment under or exercise any right relating to an Award hereunder until such person has commenced services with the Company or its Affiliates. Notwithstanding the foregoing, with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this definition of Eligible Person shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations, and other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.

“Exercise Price” has the meaning given such term in Section 7 below.

“Fair Market Value” means, on a given date with respect to a share of Common Stock, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the amount determined by the Committee in good faith (and, with respect to setting the Exercise Price or Strike Price of an Option or SAR, respectively, that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, in a manner consistent with Section 409A of the Code) to be the fair market value of the Common Stock.

“Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) below.

“Indemnifiable Person” shall have the meaning set forth in Section 4(f) below.

“Lock-Up Period” shall have the meaning set forth in Section 14(a) below.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

“Option” means an Award granted pursuant to Section 7.

“Option Period” has the meaning given such term in Section 7(c)(i) below.

“Other Stock-Based Award” means an Award granted pursuant to Section 10.

“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other person or entity that holds an Award granted hereunder as a Permitted Transferree.

“Permitted Transferee” shall have the meaning set forth in Section 15(b)(ii) below.

“Permitted 12h-1(f) Transferee” shall have the meaning set forth in Section 15(g)(i) below.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its Affiliates or any related trust, trustee, or other fiduciary holding securities thereunder, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

“Plan” means this Tribune Company 2013 Equity Incentive Plan.

“Released Unit” shall have the meaning assigned to it in Section 9(e)(ii) below.

“Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

“Restricted Stock” means Common Stock granted pursuant to Section 9 that is subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time).

“Restricted Stock Unit” means an unfunded and unsecured promise granted pursuant to Section 9 to deliver shares of Common Stock, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time).

“Rule 12h-1(f)” means Rule 12h-1(f) promulgated under the Exchange Act, as amended from time to time.

“SAR Period” has the meaning given such term in Section 8(c)(i) below.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations, and other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8.

“Strike Price” has the meaning given such term in Section 8(b) below.

“Substitute Award” has the meaning given such term in Section 5(e) below.

“Sub-Plans” has the meaning given such term in Section 1 above.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) General. The Committee shall administer the Plan. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Authority of the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number and class of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Award, (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee, (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting, delivery, or exercisability of, or the payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Allocation and Delegation of Duties. Except to the extent prohibited by applicable law or the applicable rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein and that may be so delegated as a matter of law.

(d) Authority to Amend. The Committee shall have the authority to amend the Plan (including by the adoption of appendices or Sub-Plans) and the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan or any such Sub-Plan.

(e) Binding Nature of Committee Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, each Affiliate, each Participant, each holder or beneficiary of any Award, and each shareholder of the Company.

(f) No Liability of Committee Members and Delegates. No member of the Board or the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from all losses, costs, liabilities, and expenses (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld) in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if the amount of any such advance exceeds such Indemnifiable Person’s actual expenses or if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, however, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled as a matter of law or under the Company’s Certificate of Incorporation or Bylaws, an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify or hold harmless such Indemnifiable Persons.

(g) Residual Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) General. The Committee may, from time to time, grant one or more Awards to one or more Eligible Persons.

(b) Shares Available for Delivery. Subject to Section 11 below and subsection (e) below, no more than 5,263,158 shares of Class A Common Stock and Class B Common Stock, in the aggregate, may be delivered pursuant to Awards granted under the Plan. For the avoidance of doubt, Awards may be granted under the Plan in respect of either Class A Common Stock or Class B Common Stock, as determined by the Committee in its sole discretion at the time of grant, and each share of Common Stock underlying and issued in settlement of an Award hereunder shall reduce the share reserve by one share, regardless of whether such share is a share of Class A Common Stock or Class B Common Stock.

(c) Share Counting Rules. Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, however, that if the Fair Market Value equivalent of such shares is paid in cash, such shares shall again become available for other Awards under the Plan. In addition, shares of Common Stock issued upon exercise, vesting, or settlement of an Award, or shares of Common Stock owned by a Participant, in either case that are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price or Strike Price of an Award or any taxes required to be withheld in respect of an Award, in each case in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent that an Award under the Plan expires, terminates, or is canceled or forfeited for any reason whatsoever, including if shares are not issued on the settlement of SARs, without the Participant’s having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Source of Shares for Delivery. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Substitute Awards. Subject to Section 13(b) below, Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Options granted under the Plan are not intended to qualify as “incentive stock options” described in Section 422 of the Code.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of a Substitute Award, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b) below.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”) or otherwise prohibited by law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent that such extension would not violate Section 409A of the Code. Notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting or exercisability of any Option at any time, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting or exercisability, as applicable.

(ii) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, the unvested portion of an Option shall expire upon termination of employment or service of the Participant to whom the Option was granted, and the vested portion of such Option shall remain exercisable for either (A) one year following termination of employment or service with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period, or (B) 90 days following termination of employment or service with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the Option Period. Notwithstanding the foregoing, upon a termination of a Participant’s employment or service with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s Options shall expire at the time of such termination, whether or not then vested.

(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Participant purchases the share or when the Option expires.

(iii) Subject to Section 15(b) below, an Option shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(e) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to all federal, state, local, and non–U.S. income and employment taxes required to be withheld. An Option that has become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable in any manner approved by the Committee in writing in its sole discretion, which may include, without limitation, (i) in cash, check, cash equivalent, or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), or any combination thereof; provided, that such shares of Common Stock are not subject to any pledge or other security interest, (ii) in other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes, (iii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes, or (iv) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(f) Compliance with Laws. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of a Substitute Award, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b) below.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”). Notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting or exercisability of any SAR at any time, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting or exercisability, as applicable. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or the Company-imposed “blackout period”) or otherwise prohibited by law, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent that such extension would not violate Section 409A of the Code.

(ii) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change-in-control, severance, or other agreement between a Participant and the Company or an Affiliate, the unvested portion of a SAR shall expire upon termination of employment or service of the Participant to whom the SAR was granted, and the vested portion of such SAR shall remain exercisable for either (A) one year following termination of employment or service with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period, or (B) 90 days following termination of employment or service with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the SAR Period. Notwithstanding the foregoing, upon a termination of a Participant’s employment or service with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s SARs shall expire at the time of such termination, whether or not then vested.

(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each SAR granted under the Plan shall be subject to the following terms and conditions:

(i) Each SAR or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Subject to Section 15(b) below, a SAR shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iii) At the time of any exercise of a SAR, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of a SAR shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event that certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e) Method of Exercise. A SAR that has become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the SAR, specifying the number of shares with respect to which such SAR is to be exercised and the Date of Grant of such SAR. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(f) Settlement. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares with respect to which the SAR is being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to all federal, state, local, and non–U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(g) Substitution of SARs for Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of a SAR settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for an outstanding Option, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Option, (ii) the number of shares of Common Stock underlying the substituted SAR shall be the same as the number of shares of Common Stock underlying such Option, and (iii) the Strike Price of the substituted SAR shall be equal to the Exercise Price of such Option; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) below or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that, except as set forth in any applicable Award agreement, any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse, and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Forfeiture. Restricted Stock and Restricted Stock Units awarded to a Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and Restricted Stock shall be subject to the following provisions in addition to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate, and (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement. Unless otherwise provided by the Committee in an Award agreement or any applicable employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. In the event of any forfeiture of Restricted Stock, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further action or obligation on the part of the Company. In the event of any forfeiture of Restricted Stock Units, all rights of the Participant to such Restricted Stock Units shall terminate without further action or obligation on the part of the Company. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units at any time, which acceleration shall not affect any other terms and conditions of such Awards.

(d) Dividend Equivalents. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) awarded to a Participant may be credited with cash and stock dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Subject to Section 15(c) below, at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a

Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit, and if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units and the attainment of all other vesting criteria established by the Committee, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and all other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to all federal, state, local, and non–U.S. income and employment taxes required to be withheld.

(f) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TRIBUNE COMPANY 2013 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN

TRIBUNE COMPANY AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TRIBUNE COMPANY.

10. Other Stock-Based Awards. The Committee may issue to Eligible Persons unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the Date of Grant.

11. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles, or law, such that in any case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price or Strike Price with respect to any Award, and (III) any applicable performance measures;

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting, or exercisability of, lapse of restrictions, or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than 10 days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) canceling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price, respectively, of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor). Notwithstanding the discretion given to the Committee in this paragraph (iii), the Committee shall upon a Change in Control, subject to Section 15(w)(iii) below, be required to take the actions described in this paragraph with respect to each Award that is subject to Section 409A of the Code on the Date of Grant of such Award.

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, in connection with any such transaction, prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto, “ASC 718”), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice (including by placement on the Company’s website) of an adjustment hereunder, and upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

(a) Termination Without Cause. Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, if a Participant’s employment or service is terminated by the Company and its Affiliates other than for Cause (and other than due to death or Disability) within the 12-month period following a Change in Control, then—

(i) all Options and SARs then held by such Participant shall become immediately exercisable as of such Participant’s date of termination with respect to all of the shares subject to such Option or SAR;

(ii) the Restricted Period shall expire as of such Participant’s date of termination with respect to all of then-outstanding shares of Restricted Stock or Restricted Stock Units then held by such Participant; and

(iii) Awards then held by such Participant that were previously deferred shall be settled in full as soon as practicable following such Participant’s date of termination.

(b) Time and Manner of Change in Control Treatment. To the extent practicable, the provisions of this Section 12 shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

13. Amendments and Termination.

(a) Amendment and Termination of Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any, or for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) below without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancelation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding

Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement as an Option that has been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any.

14. Restrictions on Common Stock.

(a) Prohibition on Transfers. If requested by the underwriters managing any public offering of Common Stock, each Participant agrees to execute a separate agreement to the effect that, except as otherwise approved by the Committee or pursuant to subsection (b) below, shares of Common Stock acquired by a Participant pursuant to the vesting, exercise, or settlement of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the date following such public offering as so required by such underwriters (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to the Common Stock subject to the foregoing restriction until the end of such Lock-Up Period.

(b) Permitted Transfers. Notwithstanding anything to the contrary in subsection (a) above, Common Stock acquired upon vesting, exercise, or settlement of an Award may be transferred only to a Permitted Transferee in accordance with the procedures set forth in Section 15(b) below.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. For purposes of the Plan, an Award agreement may be in any form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate, or a letter). The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”), (B) a trust solely for the benefit of the Participant and his Immediate Family Members, (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members, or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion or (II) as provided in the applicable Award agreement (each transferee described in any of clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”), in each case provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution, (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Permitted Transferee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement. Any transfer to a Permitted Transferee shall be limited by the requirements of Section 15(g) hereof to the extent necessary to comply with Rule 12h-1(f).

(c) Dividends and Dividend Equivalents. The Committee may in its sole discretion provide a Participant as part of an Award with dividends or Dividend Equivalents, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional shares of Common Stock, Restricted Stock, or other Awards; provided, that no dividends or Dividend Equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Awards subject to performance conditions (other than or in addition to the passage of time), although dividends and Dividend Equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 30 days after such Awards are earned and become distributable).

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company and each Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities, or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities, or other property) of all required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of paragraph (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory liability withholding liability, if required to avoid adverse accounting treatment of the Award as a liability award under ASC 718) by (A) payment in cash, (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability, or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same among Participants or any group of Participants and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall the Plan be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its

Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) Compliance with Exemption Provided by Rule 12h-1(f). If (x) the aggregate of the number of holders of Options and the number of holders of all other outstanding compensatory employee stock options to purchase shares of Common Stock equals or exceeds 500, and (y) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act:

(i) the Options and, following exercise of the Options, the shares of Common Stock issuable upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f), except (A) as permitted by Rule 701(c) promulgated under the Securities Act, (B) to a guardian upon the disability of the holder of the Option, or (C) to an executor upon the death of the holder of the Option (collectively, the “Permitted 12h-1(f) Transferees”); provided, however, that the following transfers are permitted: (I) transfers by the holders of Options to the Company and (II) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted 12h-1(f) Transferees may not further transfer the Options or, following exercise of the Options, the Common Stock issuable upon exercise of the Options;

(ii) except as otherwise provided in paragraph (i) above, the Options and shares of Common Stock issuable upon exercise of the Options are restricted as to any transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the holder of the Options prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and

(iii) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to all Participants (whether by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six months, including financial statements that are not more than 180 days old; provided, however, that the Company may condition the delivery of such information upon the Participant’s agreement to maintain its confidentiality.

(h) Non–U.S. Participants. Without limiting the generality of Section 4(d) above, with respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms to the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company, or its Affiliates.

(i) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon such Participant’s death. A Participant may, from time to time and subject to applicable law, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his estate. After receipt of Options in accordance with this paragraph, beneficiaries will be able to exercise such Options only in accordance with Section 7(e) above.

(j) Termination of Employment or Service. Except as otherwise provided in an Award agreement or any employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, unless determined otherwise by the Committee, (i) neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate, and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan. Unless otherwise determined by the Committee, in the event that any Participant’s employer ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), each Participant who is employed by or provides services to such employer shall be deemed to have suffered a termination hereunder as of the date of the consummation of such transaction, unless the Participant’s employment or service is transferred to the Company or another entity that would constitute an Affiliate immediately following such transaction.

(k) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(l) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities of the Company are then listed or quoted, and any other applicable federal, state, local, or non–U.S. laws, rules, regulations, and other requirements, and without limiting the generality of Section 9 above, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.

Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions or blockage or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company, or the Participant’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancelation of such Award or portion thereof.

(m) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(n) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(o) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(p) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that, insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(q) Reliance on Reports. Each member of the Committee and each member of the Board (and each of his designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(r) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(s) Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Committee to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any such shares shall be a condition precedent to the right of the Participant or such other person to purchase any shares. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(t) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York, without giving effect to the conflict of laws provisions thereof.

(u) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person, entity, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(v) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(w) 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code and that provides for payment upon a termination of employment, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Award that is considered “deferred compensation” subject to Section 409A of the Code and that provides for payment upon a termination of employment shall be made to such Participant in connection with a termination of employment prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award that is considered “deferred compensation” subject to Section 409A of the Code would be paid or accelerated upon the occurrence of (A) a Change in Control, no such payment or acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

(x) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may, in its sole discretion, cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, or non-disclosure covenant or agreement or has otherwise engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant has otherwise engaged in or engages in any activity referred to in the preceding sentence (including any activity constituting Cause hereunder), the Participant shall forfeit any compensation, gain, or other value realized thereafter on the vesting, exercise, or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and shall promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(y) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(z) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*        *        *

As adopted by the Board of Directors of the Company

on March 1, 2013.

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